Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239178

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 26, 2020)

$

San Diego Gas & Electric Company

$                % First Mortgage Bonds, Series XXX, due

$                % First Mortgage Bonds, Series YYY, due

The     % First Mortgage Bonds, Series XXX, due                      (the “Series XXX bonds”) will mature on                 ,     . Interest on the Series XXX bonds will accrue from                , 2022 and will be payable on                  and                  of each year, beginning on                 , 2022. The Series XXX bonds will be redeemable prior to maturity at the redemption prices and under the circumstances described in this prospectus supplement.

The     % First Mortgage Bonds, Series YYY, due                (the “Series YYY bonds” and, together with the Series XXX bonds, the “bonds”) will mature on                 ,        . Interest on the Series YYY bonds will accrue from                , 2022 and will be payable on                  and                  of each year, beginning on                 , 2022. The Series YYY bonds will be redeemable prior to maturity at the redemption prices and under the circumstances described in this prospectus supplement.

Investing in the bonds involves risks. See the “Risk Factors” section on page S-5 of this prospectus supplement.

	Per Series XXX Bond		Total for Series XXX Bonds	Per Series YYY Bond		Total for Series YYY Bonds	Total
Public offering price(1)		%	$		%	$	$
Underwriting discount		%	$		%	$	$
Proceeds to San Diego Gas & Electric Company (before expenses)(1)		%	$		%	$	$

(1)	Plus accrued interest from , 2022 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the bonds will be ready for delivery through The Depository Trust Company on or about                , 2022.

Joint Book-Running Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	RBC Capital Markets	Santander	Scotiabank	US Bancorp

Academy Securities

                    , 2022

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the bonds. If the description of the bonds or the offering of the bonds varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the bonds and seeking offers to buy the bonds only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the bonds. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “ aim,” “ commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•

California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, in rates from customers or a combination thereof;

•

decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the U.S. in which we do business;

•

the success of business development efforts and construction projects, including risks in (i) completing construction projects or other transactions on schedule and budget, (ii) the ability to realize anticipated benefits from any of these efforts if completed and (iii) obtaining the consent or approval of partners or other third parties, including governmental entities and regulatory bodies;

•	the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations;

•	changes to laws;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our debt service obligations;

•

the impact of energy and climate policies, legislation and rulemaking, as well as related goals set, and actions taken, by companies in our industry, including actions to reduce or eliminate reliance on natural gas generally and any deterioration of or increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets;

•

the pace of the development and adoption of new technologies in the energy sector, including those designed to support governmental and private party energy and climate goals, and our ability to timely and economically incorporate them into our business;

•	weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires or subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance, may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities;

•	the impact of the COVID-19 pandemic, including potential vaccination mandates, on capital projects, regulatory approvals and the execution of our operations;

•

cybersecurity threats to the energy grid, storage and pipeline infrastructure, information and systems used to operate our businesses, and confidentiality of our proprietary information and personal information of our customers and employees, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical events and other uncertainties, such as the conflict in Ukraine;

•

the impact on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Community Choice Aggregation and Direct Access, and the risk of nonrecovery for stranded assets and contractual obligations;

•

volatility in inflation and interest rates and commodity prices, including inflationary pressures in the U.S., and our ability to effectively hedge these risks and with respect to inflation and interest rates, the impact on our cost of capital and the affordability of customer rates;

•

changes in tax and trade policies, laws and regulations, including tariffs and revisions to international trade agreements that may increase our costs, reduce our competitiveness, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Investing in the bonds involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities, including the bonds, as described herein and in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the bonds. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the bonds.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by these third-party sources. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “we,” “our” and “us” should be read to refer to San Diego Gas & Electric Company, and references in this prospectus supplement to currency amounts are in U.S. dollars.

San Diego Gas & Electric Company

We are a regulated public utility that provides electric services and natural gas services to a service territory in Southern California that encompasses San Diego County and an adjacent portion of Orange County. We are an indirect subsidiary of Sempra Energy, doing business as Sempra, a California-based holding company with energy infrastructure investments in North America. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Our principal executive offices are located at 8326 Century Park Court, San Diego, California 92123 and our telephone number is (619) 696-2000.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

RISK FACTORS

Investment in the bonds involves risks. You should carefully consider the risk factors and other cautionary language incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of such bonds. The occurrence of any of these risks might cause you to lose all or part of your investment in the bonds. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our indebtedness generally or our secured indebtedness appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K include the bonds offered hereby.

USE OF PROCEEDS

The net proceeds from the sale of the bonds will be approximately $                million (after deducting the underwriting discounts but before deducting our estimated offering expenses), and will become part of our general treasury funds. We intend to use the net proceeds for general corporate purposes, including repayment of outstanding commercial paper and potentially term loan and other indebtedness. Such commercial paper bears interest at rates of 0.40% per annum or less and matures at various dates in March, 2022, and such term loan indebtedness bears interest at a rate of 0.84% and matures on March 29, 2022. We estimate that the expenses for this offering payable by us, excluding the underwriting discounts, will be approximately $1,800,000.

Pending application of the net proceeds from this offering for the foregoing purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

As described above, net proceeds from this offering may be used to repay outstanding commercial paper and potentially term loan and other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and one of the underwriters is a dealer under our commercial paper program. In addition, affiliates of some of the underwriters participating in this offering are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the bonds are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The Series XXX bonds and the Series YYY bonds (collectively, the “bonds”) offered by this prospectus supplement each constitute a separate series of our first mortgage bonds as described below and in the accompanying prospectus. Each series of bonds will be issued under a supplemental indenture and the mortgage bond indenture referred to in the accompanying prospectus, each between us, as issuer, and U.S. Bank National Association, as successor trustee. We have described below selected provisions of the bonds and the supplemental indentures applicable to the bonds. The description of certain provisions of our first mortgage bonds contained in the accompanying prospectus applies to the bonds, except that the description of selected provisions of the bonds of each series and the supplemental indenture relating to the bonds of such series set forth below supplements and, to the extent inconsistent, supersedes and replaces the description of certain terms and provisions of our first mortgage bonds and the mortgage bond indenture contained in the accompanying prospectus. This description is not complete and is qualified by reference to provisions of the bonds of each series, the supplemental indentures and the mortgage bond indenture. Terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the supplemental indentures or the mortgage bond indenture. As used in this section, references to the “indenture” mean the mortgage bond indenture (as defined in the accompanying prospectus), and as used in this section and under the caption “Description of First Mortgage Bonds” in the accompanying prospectus, references to “we,” “our” and “us” mean San Diego Gas & Electric Company (excluding its subsidiaries (if any)), unless otherwise expressly stated or the context otherwise requires.

General

The Series XXX bonds and the Series YYY bonds will each constitute a separate series of first mortgage bonds under the indenture. The Series XXX bonds are initially limited to $            million aggregate principal amount and the Series YYY bonds are initially limited to $            million aggregate principal amount.

The Series XXX bonds will mature on                 ,         . The Series XXX bonds will bear interest at the rate of     % per annum, accruing from                 , 2022. Interest on the Series XXX bonds will be payable semiannually in arrears on                  and                  of each year (each, a “Series XXX interest payment date”), commencing                 , 2022, to the persons in whose names the Series XXX bonds are registered at the close of business on the                  or                 , as the case may be (each, a “Series XXX record date”), next preceding those Series XXX interest payment dates. Interest on the Series XXX bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series YYY bonds will mature on                 ,        . The Series YYY bonds will bear interest at the rate of     % per annum, accruing from                 , 2022. Interest on the Series YYY bonds will be payable semiannually in arrears on                  and                  of each year (each, a “Series YYY interest payment date” and, together with each Series XXX interest payment date, each an “interest payment date”), commencing                 , 2022, to the persons in whose names the Series YYY bonds are registered at the close of business on the                  or                 , as the case may be (each, a “Series YYY record date” and, together with each Series XXX record date, each a “record date”), next preceding those Series YYY interest payment dates. Interest on the Series YYY bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The bonds of each series will be redeemable prior to maturity, at the prices and under the circumstances set forth below under the caption “—Redemption.” Neither series of bonds will be subject to a sinking fund.

At December 31, 2021 (without giving effect to the issuance of the bonds offered hereby), we had outstanding $6.4 billion of first mortgage bonds issued under the indenture and the book value of our property, plant and equipment subject to the lien of the indenture, less accumulated depreciation and recorded retirement obligations, was approximately $15.6 billion. The unused amount of additions to our properties against which additional bonds may be issued was approximately $9.8 billion at December 31, 2021 (without giving effect to the issuance of the bonds offered hereby). Under the indenture, no additional bonds (except certain types of refunding bonds) may be issued unless the earnings applicable to bond interest for a consecutive twelve-month period within the preceding fifteen months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds, the bonds to be issued and any debt secured by a non-callable lien (as defined in the indenture). Our earnings applicable to bond interest for the twelve months ended December 31, 2021 were approximately (i) 10 times the annualized interest requirements on the bonds outstanding at December 31, 2021 (without giving effect to the issuance of the bonds offered hereby) and (ii) 36% of the aggregate principal amount of the bonds outstanding at December 31, 2021 (without giving effect to the issuance of the bonds offered hereby). The number in clause (i) and the percentage in clause (ii) of the immediately preceding sentence, as well as the unused amount of additions to our properties against which additional bonds may be issued set forth in the second sentence of this paragraph, would all have been lower had they been calculated after giving effect to the issuance of the bonds offered hereby.

Redemption

Optional Redemption

Prior to                , we may redeem the Series XXX bonds at our option, and, prior to                , we may redeem the Series YYY bonds at our option (each such date, a “Par Call Date” with respect to the applicable series of bonds), in each case, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of the series to be redeemed matured on the Par Call Date for the bonds of such series) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points, in the case of the Series XXX bonds, or                basis points, in the case of the Series YYY bonds less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date for the bonds of any series, we may redeem the bonds of such series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on the bonds of any series that are due and payable on any interest payment date falling on or prior to a redemption date for the bonds of such series will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date for the bonds of such series, according to the terms of the bonds of such series and the indenture.

Notice of any redemption of the bonds of any series will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the bonds of such series to be redeemed. Once notice of redemption is mailed, the bonds of such series called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, provided that we may rescind any notice of redemption by notice given not less than five days prior to the proposed redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. We will pay the redemption price and any accrued interest once the bonds are surrendered for redemption. If only a portion of any bond of any series is redeemed, the trustee will deliver one or more new bonds of such series for the remaining portion without charge.

“Treasury Rate” means, with respect to any redemption date for the bonds of any series, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day (as defined below) preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date for the bonds of such series (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. As used in this paragraph and the immediately succeeding paragraph, the term “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the bonds of such series, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty or obligation with respect to calculation of the redemption price.

In the event that we elect to redeem only a portion of the outstanding bonds of any series, (a) the bonds of such series to be redeemed shall be selected as provided in the indenture and, in the case of bonds of such series represented by a global security (as defined below), in accordance with the procedures of The Depository Trust Company (or its successor as depositary (as defined in the accompanying prospectus) for the bonds of such series) and (b) in the case of any bonds of such series being redeemed in part, the principal amount redeemed must be $1,000 or an integral multiple of $1,000 and the remaining principal amount must be an authorized denomination.

Mandatory Redemption Following Sale, Eminent Domain, Etc.

We will redeem the bonds of both series prior to maturity in the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego. In that event, the entire proceeds of all such property, including property in addition to such electric distribution system, included in such sale, taking or purchase shall be applicable only to the redemption of first mortgage bonds under the indenture (prorated, in amount, as between the first mortgage bonds of all series then outstanding in proportion to the respective total principal amounts of the first mortgage bonds of each series then outstanding) in the manner specified in the indenture and (a) the respective amount applicable to the redemption of the Series XXX bonds would be applied to redeem all or a portion, as the case may be, of the outstanding Series XXX bonds at a redemption price equal to 100% of the principal amount of the Series XXX bonds being redeemed, plus accrued interest to the applicable redemption date and (b) the respective amount applicable to the redemption of the Series YYY bonds would be applied to redeem all or a portion, as the case may be, of the outstanding Series YYY bonds at a redemption price equal to 100% of the principal amount of the Series YYY bonds being redeemed, plus accrued interest to the applicable redemption date.

Other

We may, from time to time, without notice to or the consent of the holders of any series of bonds, increase the principal amount of any series of bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional bonds of either series so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) as the bonds of such series previously issued and shall form a single series of first mortgage bonds under the indenture with the previously issued bonds of such series.

The bonds of each series initially will be issued in book-entry form and represented by one or more bonds of such series in global form (“global securities”) deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds of any series that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The bonds of each series will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. For additional information regarding bonds in global form and the depositary’s book-entry system, see “Global Securities” in the accompanying prospectus.

In the case of bonds of any series represented by global securities, we will make payments to the depositary or its nominee as the registered holder of such bonds of such series, by wire transfer of immediately available funds. If bonds of any series are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, we will have the option of paying interest on the bonds of such series in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable interest payment date for the bonds of such series by the persons entitled to payment.

We will maintain a paying agent and transfer agent for the bonds of each series in Los Angeles, California and, if bonds of such series are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, in the Borough of Manhattan, The City of New York. The trustee will act as initial paying agent and transfer agent for the bonds of each series through its offices in Los Angeles, California.

In any case where any interest payment date, any redemption date or the maturity date of the bonds of any series is not a business day at any place of payment (as those terms are defined in the next sentence) for the bonds of such series, then payment of the principal, premium, if any, and interest due on the bonds of such series on such interest payment date, redemption date or maturity date, as the case may be, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment and, in that case, no interest will accrue on the amount payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be. As used in the immediately preceding sentence, “place of payment” means, with respect to the bonds of any series, Los Angeles, California and any other place or places where we may from time to time maintain an office or agency where bonds of such series may be presented for payment, and “business day,” when used with respect to any place of payment, means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to remain closed.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amounts of the bonds of each series set forth opposite their respective names below.

Name	Principal Amount of Series XXX bonds	Principal Amount of Series YYY bonds
BNP Paribas Securities Corp.	$	$
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Academy Securities, Inc.

Total	$	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the bonds are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the bonds if any are taken. The offering of the bonds by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the bonds of each series to the public initially at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the bonds of such series to certain dealers at such price less a concession not in excess of     % of the principal amount, in the case of the Series XXX bonds, or     % of the principal amount, in the case of the Series YYY bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount, in the case of the Series XXX bonds, or     % of the principal amount, in the case of the Series YYY bonds, on sales to certain other dealers. After the initial public offering, the prices to investors and concessions may be changed.

The bonds of each series are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the bonds of any series on any securities exchange or trading facility or for inclusion of the bonds of any series in any automated quotation system. There can be no assurance that there will be a secondary market for the bonds of any series or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in the bonds of each series but are under no obligation to do so and may discontinue such market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of bonds).

Paid by San Diego Gas & Electric Company
Per Series XXX bond		%
Per Series YYY bond		%

In order to facilitate the offering of the bonds, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market prices of the bonds of any series. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the bonds of any series for their own account. In addition, to cover overallotments or to stabilize the price of the bonds of any series, the representatives may bid for, and purchase, the bonds of such series in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the bonds. As a result, the market prices of the bonds may be higher than the prices that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market prices of the bonds. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Expenses payable by us in connection with the offering of the bonds, excluding the underwriting discounts, are estimated at $1,800,000.

Delayed Settlement

We expect that the delivery of the bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade either or both series of bonds before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the bonds, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or the applicable affiliate of ours, as the case may be, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds from this offering may be used to repay outstanding commercial paper, and potentially term loan and other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and one of the underwriters is a dealer under our commercial paper program. In addition, affiliates of some of the underwriters participating in this offering are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the bonds are “investment grade rated” (as defined in FINRA Rule 5121).

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the bonds and various other legal matters relating to the issuance and sale of the bonds on behalf of San Diego Gas & Electric Company. Diana Day, Senior Vice President, Chief Risk Officer and General Counsel of San Diego Gas & Electric Company, will pass upon certain other legal matters relating to the issuance and sale of the bonds on behalf of San Diego Gas & Electric Company. Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus supplement and in the accompanying prospectus from San Diego Gas & Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$3,500,000,000

SAN DIEGO GAS & ELECTRIC COMPANY

Senior Debt Securities

First Mortgage Bonds

Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and preferred stock, without par value, from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the preferred stock are collectively referred to in this prospectus as the “offered securities,” unless otherwise expressly stated or the context otherwise requires. This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the offered securities.

We may offer and sell any offered securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any offered securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

Investing in the offered securities involves risks. See the information under the heading “Risk Factors” on page 2 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in the offered securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $3,500,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time that we offer and sell offered securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offered securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

SAN DIEGO GAS & ELECTRIC COMPANY

We are a regulated public utility that provides electric services and natural gas services to a service territory in Southern California encompassing San Diego County and an adjacent portion of southern Orange County. We are an indirect subsidiary of Sempra Energy, a California-based energy-services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

Our principal executive offices are located at 8326 Century Park Court, San Diego, California 92123 and our telephone number is (619) 696-2000. Our web site is www.sdge.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to San Diego Gas & Electric Company and its consolidated entities (if any), either individually or collectively, as the context may require. When we refer to “you,” we mean the potential purchasers of the applicable offered securities.

RISK FACTORS

Investment in any offered securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are also incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such offered securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities to expand and improve our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of some of the terms and provisions of the offered securities. These descriptions are not a complete description of the terms and provisions of each offered security. Any prospectus supplement and any free writing prospectus will describe additional terms and provisions of the offered securities offered thereby. The prospectus supplement or any free writing prospectus may also add, update or change the terms and provisions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the form of indenture between us and U.S. Bank National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the “senior indenture”);

•

the mortgage and deed of trust dated as of July 1, 1940 between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by a Second Supplemental Indenture dated as of March 1, 1948; by a Ninth Supplemental Indenture dated as of August 1, 1968; by a Tenth Supplemental Indenture dated as of December 1, 1968; and by a Sixteenth Supplemental Indenture dated as of August 28, 1975 (collectively, the “mortgage bond indenture”); and

•

the applicable certificate of determination establishing the designation and terms of any series of our preferred stock we are offering hereunder, which will be filed as an exhibit to the registration statement of which this prospectus is a part or a document incorporated by reference herein, and the description of our preferred stock contained in our amended and restated articles of incorporation.

These documents or forms of these documents are or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to “indenture” mean the senior indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which principal will be payable or the method of determining such date or dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•

any obligation or option we have to redeem or purchase senior debt securities, or any option of the registered holder to require us to redeem or repurchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the senior debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•

any addition, modification or deletion of any events of default or covenants provided in the indenture with respect to the senior debt securities and any change in the acceleration provisions with respect to the senior debt securities; and

•	any other terms of the senior debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of our consolidated entities (if any) or our parent or of Sempra Energy. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

We will pay interest on the senior debt securities on each interest payment date by check mailed to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be from 10 to 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer. Unless otherwise specified in the applicable prospectus supplement, a place for payment and registration of transfer of the senior debt securities will be provided in the Borough of Manhattan, the City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities including the senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Senior debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.) Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by a global security.

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•	we do not pay interest on any senior debt securities of the applicable series within 30 days of the due date;

•	we do not pay the principal of or premium on any senior debt securities of the applicable series on the due date;

•	we do not make a sinking fund payment when due by the terms of senior debt securities of the applicable series;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the senior debt securities of the applicable series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding senior debt securities of the affected series;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

•	any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful;

•	all amounts due to the trustee under the indenture; and

(b)

all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the fourth bullet under the caption “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey any of our property and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities and the performance of all of the covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•

to add any additional events of default for all or any series of senior debt securities; or to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision; or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal or interest on any senior debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the interests under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

•	all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell by this prospectus. In this section, references to “bonds” mean the first mortgage bonds, references to “indenture” mean the mortgage bond indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of bonds under the indenture in one or more series, subject to the various requirements for the issuance of additional bonds set forth in the indenture. The bonds will be issued in denominations of $1,000 and integral multiples of $1,000 and only in fully registered form without coupons and in either definitive form or in book-entry form.

Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title of the bonds;

•	any limit upon the principal amount of the bonds;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates” and any record dates for the interest payable on the interest payment dates;

•

any obligation or option we have to redeem, purchase or repay bonds, or any option of the registered holder to require us to redeem or repurchase bonds, and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

•	the denominations in which the bonds will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the bonds are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global securities; and

•	any other terms of the bonds that may be different from those described below.

Security for the Bonds

The bonds will be secured by the indenture constituting a first lien upon all property and franchises owned by us, except as stated in the next sentence and in the following paragraph. All of the bonds issued under the indenture will be secured on a pro rata basis, subject to permitted liens, any non-callable liens, the lien of the trustee for its expenses and advances, the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series, and certain other liens permitted by the indenture.

The following are not subject to the lien contained in the indenture:

•	gas, electric energy and steam produced, purchased or otherwise acquired;

•	contracts, choses-in-action and securities, other than any of the foregoing which may be required to be deposited with the trustee in accordance with the indenture;

•	merchandise and appliances acquired for sale or lease and contracts for the sale of merchandise and appliances;

•	motor vehicles;

•	timber on land owned by us;

•	minerals and mineral rights in land owned by us;

•	oil, coal or gas, or related rights, in land owned by us or gas wells or oil wells or related equipment or coal mines or related equipment;

•	fuel and other personal property consumable in the operation of our properties;

•	bills and accounts receivable;

•	cash, other than cash deposited with the trustee in accordance with the indenture; and

•	the last day of the term of any leasehold estates.

Subject to such limitations, exceptions and exclusions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (See the granting clauses contained in the recitals to the indenture.)

Ranking

The bonds will be our secured and unsubordinated obligations and will rank pari passu in right of payment with all other bonds issued under the indenture. The bonds will be senior in right of payment to our unsecured indebtedness from time to time outstanding to the extent of the property subject to the lien of the indenture and will otherwise rank pari passu in right of payment with all of our unsecured and unsubordinated indebtedness, including the senior debt securities. The bonds are our obligations exclusively.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. So long as the bonds are in book-entry form, we will make payments on the bonds to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds.

Form; Transfers; Exchanges

The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the bonds are in book-entry form, you will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in Los Angeles, California where notices and demands in respect of the bonds and the indenture may be delivered to us and where bonds may be surrendered for payment, registration of transfer and exchange of the bonds of such series. If bonds of any series are issued in certificated form under the limited circumstances described below under the caption “Global Securities,” we will also maintain a paying agent and transfer agent for the bonds of such series in the Borough of Manhattan, The City of New York, State of New York for payment, registration of transfer and exchange. Unless otherwise provided in the applicable prospectus supplement, the foregoing office or agency in Los Angeles will initially be an office of the trustee.

The bonds may be divided into bonds of smaller denominations, of at least $1,000 multiples, or combined into bonds of larger denominations, so long as the total principal amount is not changed. You may exchange or transfer bonds at the office of the trustee. (See Section 11 of Article II.)

Redemption

Any obligation or option we have to redeem, purchase or repay bonds of any series, or any option of the registered holder to require us to redeem or repurchase bonds of any series, and the terms and conditions upon which the bonds of any series will be redeemed, purchased or repaid, will be set forth in a supplement to this prospectus.

In addition, the bonds will be redeemable prior to maturity in the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego. In that event, the entire proceeds of the disposition will be applicable only to the redemption of bonds (prorated, in amount, as between the bonds of all series then outstanding in proportion to the respective total principal amounts of the bonds of each series outstanding) and, upon our request, amounts applicable to any particular series of bonds would be applied to redeem all or a portion of the outstanding bonds of that series at the applicable redemption price for that series. (See Sections 12 and 13 of Article XI.) In the case of a series of bonds offered pursuant to this prospectus, such redemption price will be specified in the applicable prospectus supplement.

Notice of any redemption will be mailed at least 30 days before the redemption date to each registered holder of the bonds to be redeemed. Once notice of redemption is mailed, the bonds called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, provided that we may rescind any notice of redemption by notice given not less than five days prior to the proposed redemption date. (See Section 3 of Article X.)

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. (See Section 6 of Article X.) We will pay the redemption price and any accrued interest once the bonds are surrendered for redemption. If only a portion of the bonds are redeemed, the trustee will deliver new bonds of the same series for the remaining portion without charge.

In the event that we elect to redeem only a portion of the bonds, the bonds to be redeemed will be selected as provided in the indenture and in accordance with the procedures of DTC, in the case of bonds represented by a global security, or as provided in the indenture, in the case of bonds that are not represented by a global security.

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued on the basis of:

(a)

60% of the lesser of the cost or fair value to us of specified additions to our properties, after deducting the net amount of the property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article V.);

(b)

the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article VI.); and

(c)	the deposit of an equal amount of cash with the trustee. (See Article VII.)

However, no additional bonds (except in certain cases, certain types of refunding bonds) may be issued unless the earnings applicable to bond interest for a consecutive 12-month period within the preceding 15 months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds, the bonds to be issued, certain bonds which have been authenticated but remain unissued, and any debt secured by a non-callable lien (as defined in the indenture). (See Articles V, VI and VII.)

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (See Article II.)

In addition, we may, from time to time, without notice to or consent of the holders of the bonds of the applicable series, increase the principal amount of any series of bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional bonds of any series so issued will have the same form and terms (other than the offering price, date of issuance, under certain circumstances, the date from which interest thereon will begin to accrue and the first payment date) as the bonds of the series previously issued and will form a single series with the previously issued bonds of the series.

Maintenance Fund

We will pay to the trustee annually on May 1, as a maintenance fund, an amount equal to 15% of our gross operating revenues, as defined in the indenture, for the preceding calendar year, less, at our option, credits for the following:

(a)	maintenance expenses,

(b)

the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes,

(c)

the lesser of the cost or fair value to us of specified additions to our properties, without deducting the net amount of property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes, and

(d)	15% of that portion of our gross operating revenues attributable to rate increases granted to us since July 1, 1973 to offset increases in our cost of fuel for electric generation and natural gas.

Instead of making all or any portion of such a payment, we may deliver outstanding bonds to the Trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered.

Cash deposited in the maintenance fund may be withdrawn by us on the basis of retirements of outstanding bonds and property additions. In addition, cash deposited in the maintenance fund may at our option be applied to the purchase or redemption of bonds or, in certain circumstances, may only be applied to the redemption of outstanding bonds.

(See Article IX.)

Events of Default

A “completed default” occurs with respect to the bonds under the indenture if:

•	we do not pay the principal on any bond on the due date;

•	we do not pay interest on any bond for 30 days after the due date;

•	a court holds that we are bankrupt or enters an order approving a petition seeking our reorganization, unless such judgment or order is vacated within 30 days;

•	a receiver of all or substantially all of our property is appointed, unless such appointment is vacated within 90 days;

•

we file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, consent to the appointment of a receiver or file a petition or answer seeking reorganization or a petition to take advantage of any insolvency act; or

•

we fail to perform any other covenant or agreement contained in the indenture, any supplemental indenture or any bond secured by the indenture for 60 days following the mailing to us by the trustee or registered holders of at least 15% of the principal amount of the outstanding bonds of a written demand that such failure be cured.

(See Section 1 of Article XII.)

Remedies

Acceleration

If a completed default occurs and is continuing, then the trustee may, and upon the written request of the registered holders of at least a majority in principal amount of the outstanding bonds shall, by notice in writing to us, declare the principal amount of all of the outstanding bonds, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 1 of Article XII.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to all outstanding bonds, but before the sale of any mortgaged and pledged property, the declaration of acceleration can be rescinded by written notice to us and the trustee from the registered holders of a majority in principal amount of the outstanding bonds, if:

(1)

we pay or make provision satisfactory to the trustee for the payment of a sum sufficient to pay all overdue installments of interest upon all the outstanding bonds, with interest, to the extent permitted by applicable law, on overdue installments of interest at the rate of six percent (6%) per annum, together with all sums paid or advanced by the trustee under any provision of the indenture and the reasonable and proper charges, expenses and liabilities of the trustee, its agents, attorneys and counsel, and all other sums payable by us under the indenture, except the principal of, and interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of such declaration; and

(2)	all completed defaults with respect to the bonds have been remedied. (See Section 1 of Article XII.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of one or more completed defaults, the trustee, upon demand to us, may take actual possession of and enter, hold, operate and manage all of the mortgaged property. The trustee will receive the rents, income, issues and profits from the mortgaged property and pay the costs and expenses of taking, holding, operating and managing the mortgaged property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements. The remainder of the amount received by the trustee will be applied (subject to the provisions of Section 11 of Article XII of the indenture with respect to extended, transferred or pledged claims for interest) as follows:

•

if none of the principal of the bonds has become due, to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate of 6% per annum; or

•

if the principal on any of the bonds shall have become due, by declaration of acceleration or otherwise, first to the payment of the interest in default, in the order of the maturity of such installments with interest on overdue installments of interest (other than such accruals of interest on overdue bonds), to the extent permitted by applicable law, at the rate of 6% per annum and then to the payment of the principal of all bonds then due.

(See Section 2 of Article XII.)

Upon the occurrence of one or more completed defaults, the trustee may sell the mortgaged property in its entirety or in such parcels as the holders of a majority in principal amount of the bonds outstanding request in writing, or absent such request, as the trustee may determine, at public auction in San Diego, California, or such other place as may be required by law or by court order. (See Section 3 of Article XII.)

Upon the occurrence of a default by us in the performance of any of the covenants or conditions of the indenture, the trustee will have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders. In the case of a completed default, the trustee may, and upon being requested to do so by the registered holders of a majority in principal amount of the outstanding bonds that are affected by the default and upon being indemnified as provided in the indenture, must proceed to enforce payment of the outstanding bonds and to sell the property subject to the lien of the indenture. (See Section 4 of Article XII.)

The proceeds of any sale of the mortgaged property made under the power of sale given by the indenture or under a judgment or decree shall be applied as follows:

•

first, to the payment of all taxes, assessments, liens prior to the lien of the indenture and costs and expenses of such sale, including reasonable compensation of the trustee and its agents and counsel, and all other sums payable to the trustee as compensation for other services and by reason of expenses or liabilities incurred (without negligence or bad faith) or advances made in connection with the management or administration of the trusts created by the indenture;

•

second, to the payment of amounts due for principal and interest on the outstanding bonds, with interest on overdue principal and, to the extent permitted by applicable law, overdue installments of interest at the rate of 6% per annum, such payment to be made ratably without preference or priority of principal over interest or interest over principal; provided that if the time for payment of any claim for interest on any bond has been extended or if any claim for interest at or after maturity has been transferred or pledged separate from the bond to which it relates, such claims for interest shall not be entitled in the case of default under the indenture to the benefit or security of the indenture except subject to the prior payment in full of the principal of the outstanding bonds and of all claims for interest thereon which have not been so extended, transferred or pledged; and

•	third, any surplus shall be paid to us.

(See Section 11, Article XII.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the mortgaged property by the trustee may be limited by applicable law. With respect to mortgage property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the mortgaged property and the loss of your right to a deficiency judgment.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding bonds, by written notice to the trustee, will have the right to reasonably direct the method and place of conducting any proceeding for any remedy available to the trustee with respect to all outstanding bonds. (See Section 5 of Article XII.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing default;

•

the registered holders of at least 25% in aggregate principal amount of the (i) outstanding bonds, or (ii) the bonds then outstanding primarily affected by such default, have so requested the trustee in writing and afforded it reasonable opportunity to exercise its powers under the indenture; and

•	such holders have offered the trustee reasonable security satisfactory to the trustee and indemnity against costs and liabilities incurred in complying with the request.

However, the forgoing restrictions will not affect or impair the right of any registered holder, to the extent permitted by law, to enforce the payment of the principal of and interest on such holder’s bond at and after the maturity thereof or as accelerated by call for redemption thereof, or our obligation, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds to the respective holders thereof at the time and place expressed in the bonds and in the notice of redemption, if any; provided, however, that no bondholder shall be entitled to take any action or institute any such suit to enforce the payment of such holder’s bond, whether for principal, interest or premium, if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of the indenture upon the mortgaged and pledged property, or any part thereof, as security for bonds held by any other bondholder. (See Section 15 of Article XII.)

The indenture provides that all rights, remedies and powers provided for in Article XII thereof may be exercised only to the extent that such exercise does not violate any applicable provision of law. (See Section 19, Article XII.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture, unless the default has been cured, within 90 days after the occurrence of a default known to the trustee within such period or, if a default is not known to the trustee within such period, within 40 days after the trustee learns of a default; provided however that, except in the case of default in the payment of principal or interest of any bonds, or in the payment of any maintenance fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors, or a trust committee of directors or responsible officers (as defined in the indenture) of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. For purposes of the foregoing provision, the term “default” means the events specified in the bullet points under “—Events of Default” above. (See Section 8 of Article XV.)

Consolidation, Merger and Conveyance of Assets as an Entirety, No Financial Covenants

Nothing in the indenture prevents us from consolidating or merging with or into any corporation having corporate authority to carry on the business of a public utility or any conveyance, transfer or lease of all of our mortgaged and pledged property as an entirety to any corporation lawfully entitled to acquire or lease and operate the same, provided that:

•

the terms of the transaction fully preserve and do not impair the lien, efficiency or security of the indenture, or any of the rights or powers of the trustee or the holders of the outstanding bonds under the indenture;

•

upon any such consolidation, merger, conveyance or transfer, or upon any such lease where the term of such lease extends beyond the maturity date of any bonds, the due and punctual payment of the principal and interest of all the bonds and the performance of all of our covenants and conditions of the indenture shall be assumed by the corporation formed by such consolidation or into which such merger is made or which acquired the mortgaged property as an entirety, or by the lessee under any such lease; and

•	any lease shall be subject to immediate termination at any time during the continuance of a completed default.

If we consolidate with or merge into another corporation or convey or transfer all of the mortgaged and pledged property as an entirety in accordance with the indenture, the successor corporation formed by such consolidation or into which we shall have merged or which has received the conveyance or transfer shall succeed to and be substituted for us under the indenture and the bonds. (See Sections 1 and 2 of Article XIV.)

The indenture does not contain any financial covenants or restrict us from issuing any unsecured indebtedness.

Modification of the Indenture

With our consent, the provisions of the indenture and the rights of holders of outstanding bonds may be changed by the affirmative vote or consent of the registered holders of 66 2/3% in principal amount of the bonds then outstanding. However, the maturity of any bonds may not be extended, the principal amount and interest rate may not be reduced, the terms of payment of principal or interest may not be changed, no lien ranking prior to or on a parity with the lien of the indenture with respect to the mortgaged and pledged property may be created, and certain other provisions may not be modified, without the consent of the registered holder of any bond affected thereby. (See Section 6 of Article XVII.)

In addition, we and the trustee may, without any action on the part of holders of bonds, enter into supplemental indentures amending the indenture to, among other things:

•	correct the description of any mortgaged property or to assign, mortgage or pledge additional property as security for the bonds;

•	provide the terms of any series of bonds;

•	evidence the succession of another corporation to us under the indenture and the assumption by such successor of the covenants and obligations under the indenture; and

•	make other changes not inconsistent with the terms of the indenture or to cure any error or omission or ambiguity or defective provision contained therein or in any supplemental indenture.

(See Section 3, Article XIX.)

Satisfaction and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the bonds have been paid or when we deposit with the trustee sufficient amounts to repay the outstanding principal and interest and irrevocably instruct the trustee to repay the bonds. (See Article XVI.)

Release Provisions

In the absence of a completed default, we may, free from the lien of the indenture and at any time without any release or consent by the trustee, sell or otherwise dispose of machinery, equipment, tools or implements which have become obsolete or unfit for use upon replacing or substituting for the same new machinery, equipment, tools or implements of at least equal value; sell or otherwise dispose of materials and supplies for cash consideration not less than the fair value thereof (provided that the proceeds of such sale or disposition are applied to purchase other materials and supplies or deposited with the trustee); and sell or dispose of real property with a book value of less than $2,000 if the proceeds are deposited with the trustee. In the absence of a completed default, we may also surrender, modify or change any franchise or governmental consent or permit, so long as we may still conduct our business in the same or substantially the same territory or an extended territory for the same or substantially the same or an extended or unlimited period of time or until the last maturity date of the outstanding bonds or for the most extended period or term permitted by law or unless in the opinion of our board of directors it is no longer necessary or desirable for us to continue to operate in the territory affected or to comply with the applicable franchise, consent or permit and such surrender or modification will not impair the value and efficiency of our property as an entirety or the value of the security for the bonds issued under the indenture. (See Section 2 of Article XI.)

The indenture also contains provisions for the release of property by the trustee (i) in the absence of a completed default upon a sale, exchange or other disposition so long as, among other things, we deliver to the trustee an engineer’s certificate (as defined in the indenture) to the effect that the security afforded by the indenture, taking into consideration the property and purchase money obligations we receive, if any, and the amount of cash, if any, required to be deposited with the trustee, will not be impaired by such release (provided that if the property to be disposed of is of a character which would be included in the definition of “permanent additions” (as defined in the indenture), then the property to be received in exchange therefor shall also consist solely of permanent additions), and (ii) for property taken by eminent domain, provided that the proceeds of taking by eminent domain are deposited with the trustee. (See Sections 3 and 6 of Article XI.)

Any monies received by the trustee upon release of any mortgaged or pledged property shall constitute a release fund to be held in trust for the security of the bonds. Cash deposited in the release fund may be withdrawn by us on the basis of retirements of outstanding bonds and, unless a completed default has occurred and is continuing, property additions. Unless a completed default has occurred and is continuing, monies in the release fund may, at our option, be applied to the redemption or repurchase of outstanding bonds or in certain circumstances may only be applied to the redemption of outstanding bonds. In that regard, in the event of a sale, release, the taking by eminent domain or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego, the entire proceeds of the disposition will be applicable only to the redemption of bonds as described above under “—Redemption.” (See Sections 9 through 14 of Article XI.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee treasurer’s certificates, engineers’ certificates and, in certain cases, independent engineers’ certificates and independent accountants’ certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Articles IV, V, VI, VII, IX and XI.)

Resignation and Removal of the Trustee

The trustee may resign at any time by giving at least 30 days written notice to us and by publishing the notice in a daily newspaper of general circulation in San Diego, California and in the Borough of Manhattan, City of New York, New York. The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding bonds. If the trustee shall have resigned or been removed, shall have become incapable of acting, shall be dissolved or liquidated or shall be adjudged bankrupt or insolvent, or in certain other circumstances, a successor trustee may be appointed by the holders of the majority in principal amount of the outstanding bonds, provided that, until a new trustee shall be appointed by the bondholders, we may appoint a trustee to fill such vacancy. Any new trustee that we appoint shall be superseded by a trustee appointed by the bondholders so long as such appointment by bondholders is made within one year after our appointment of the trustee. (See Sections 19, 20 and 21 of Article XV.)

Governing Law

The bonds will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof; provided, that, notwithstanding the foregoing, the creation, perfection and enforcement of any mortgage or lien on real property or improvements thereon or fixtures attached thereto will be governed by and construed in accordance with the laws of the State where such real property or improvements thereon or fixtures attached thereto, as the case may be, are located, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

DESCRIPTION OF PREFERRED STOCK

This section describes certain general terms and provisions of the preferred stock that we may offer and sell by this prospectus. In this section, references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The following description is not complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, which have been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable certificate of determination establishing the terms of the particular series of preferred stock we may offer, which certificate of determination will be filed as an exhibit to such registration statement or a document incorporated by reference herein, both of which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” Therefore, you should read carefully the more detailed provisions of our amended and restated articles of incorporation and such certificate of determination. This description also is subject to and qualified by reference to the description of the particular series of preferred stock described in the applicable prospectus supplement or free writing prospectus.

General

We are currently authorized to issue (1) 255,000,000 shares of common stock, without par value, and (2) 45,000,000 shares of preferred stock, without par value. As of June 12, 2020 we had 116,583,358 shares of common stock outstanding and no shares of preferred stock outstanding.

We may in the future amend our amended and restated articles of incorporation to increase the authorized number of shares of our authorized common stock or preferred stock or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders. Subject to the maximum number of shares authorized by our amended and restated articles of incorporation, our board of directors, without approval of our shareholders, may authorize the issuance of one or more series of preferred stock, may determine the number of shares and the rights, preferences, privileges and restrictions of any such series of preferred stock as described below, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series and may determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of preferred stock, in each case in accordance with our amended and restated articles of incorporation.

Preferred Stock

The preferred stock is issuable in series. Before the issuance of shares of any series of preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, which may include, without limitation, the following:

(a)	the title and stated value;

(b)	voting rights, if any;

(c)	any rights and terms of redemption, including sinking fund provisions;

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

(e)	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

(f)	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

(g)	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(h)	any other specific terms, preferences, rights, limitations or restrictions.

In addition to the terms listed above, we will set forth in a prospectus supplement, or a free writing prospectus, the following terms relating to the series of preferred stock being offered:

(a)	the number of shares being offered and the offering price per share;

(b)	the procedures for any auction and remarketing, if any;

(c)	any listing of the preferred stock on any securities exchange; and

(d)	a discussion of any applicable material United States federal income tax considerations.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, in this section, references to “we,” “our” and “us” mean San Diego Gas & Electric Company excluding its consolidated entities (if any), and references to “offered securities” mean the senior debt securities and the first mortgage bonds.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the offered securities initially will be issued in book-entry form and represented by one or more global senior debt securities or global first mortgage bonds, as applicable, in book-entry form (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities under the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of DTC and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any offered securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or other applicable DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, premium, if any, and interest payments on the global securities will be paid to DTC or its nominee. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default or completed default (as applicable and as defined) under the applicable indenture has occurred and is continuing with respect to the offered securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

Other

The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The offered securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell offered securities by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the offered securities from time to time. Any agent involved in the offer or sale of offered securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the offered securities, the offered securities will be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the offered securities, an underwriting agreement will be executed with the underwriter or underwriters or their representatives at the time of sale and the name of any underwriter or underwriters will be provided in the prospectus supplement that the underwriters will use to make resales of the offered securities to the public. In connection with the sale of the offered securities, we or the purchasers of the offered securities may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or other dealers and/or commissions from the purchasers.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the underwritten offering of securities, certain of the underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. This may include over-allotments or short sales of the offered securities, which involve the sale by underwriters participating in the offering of more offered securities than were sold to them. In these circumstances, these underwriters would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any, to purchase additional offered securities from us. In addition, these underwriters may stabilize or maintain the price of the offered securities by bidding for or purchasing offered securities in the open market or by imposing penalty bids, whereby a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate purchased the offered securities sold by or for the account of such underwriter in stabilizing or short covering transactions. The effect of these transactions may be to stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. There can be no assurance that the underwriters for any offering will engage in these transactions and, if commenced, these transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us and our affiliates, or perform services for us and our affiliates, in the ordinary course of business for which they receive compensation.

Unless we indicate differently in a prospectus supplement, we will not list the offered securities on any securities exchange and the offered securities will be a new issue of securities with no established trading market. Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on our behalf.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from San Diego Gas & Electric Company’s Annual Report on Form 10-K, and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede that prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-03779)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2019
Current Reports on Form 8-K	Filed on April 3, 2020 and April 7, 2020
Quarterly Report on Form 10-Q	Quarter ended March 31, 2020

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the termination of the offering of the offered securities described in this prospectus. In addition, filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Anything herein to the contrary notwithstanding, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at San Diego Gas & Electric Company, 8326 Century Park Court, San Diego, California 92123, Attention: Corporate Secretary, Telephone: (619) 696-2000.

$

San Diego Gas & Electric Company

$                 % First Mortgage Bonds, Series XXX, due

$                 % First Mortgage Bonds, Series YYY, due

Preliminary Prospectus Supplement

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                    , 2022